UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Last Event Report): January 30, 2008

ELANDIA INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51805	71-0861848
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Cordova Road

Suite 312

Fort Lauderdale, FL 33316

(Address of principal executive offices) (Zip Code)

(954) 728-9090

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The Board of Directors has appointed David L. Levine, current Chairman of the Board of the Company, as acting principal executive officer effective January 30, 2008 and until a new Chief Executive Officer has been elected by the Company. For his service to the Company, the Company has agreed to pay Mr. Levine $32,000 per month.

David L. Levine joined the Company’s Board in September 2006 and serves as its Chairman. From May 1998 through October 2002, Mr. Levine served in various capacities with ResortQuest International, Inc., a New York Stock Exchange listed company. From May 2000 to April 2002, he served as Chairman, President and Chief Executive Officer of ResortQuest. He served as President and Chief Executive Officer of ResortQuest from December 1999 to May 2000 and as President and Chief Operating Officer from May 1998 until December 1999. Prior to that, Mr. Levine was President and Chief Operating Officer of Equity Inns, Inc., a real estate investment trust that specializes in hotel acquisitions and New York Stock Exchange listed company. Since October 2002, Mr. Levine has devoted his time to development opportunities and serving on the Board of Directors of various corporate and charitable organizations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELANDIA INTERNATIONAL INC.

Dated: February 5, 2008	By:	/s/ Harley L. Rollins
Harley L. Rollins Chief Financial Officer

3